   NeoGenomics, Inc. announces Standby Equity Distribution Agreement for up to
       $5.0 million of Equity Financing from Cornell Capital Partners, LP

     Fort  Myers,  Florida  - June 8,  2005 -  NeoGenomics,  Inc (OTC BB:  NGNM)
announced today that it has entered into a Standby Equity Distribution Agreement
("SEDA") with Cornell Capital  Partners,  LP ("Cornell").  Pursuant to the SEDA,
the  Company  may, at its  discretion,  periodically  sell to Cornell  shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased  under the SEDA,  Cornell will pay the Company 98% of the lowest volume weighted  average price ("VWAP") of the Company's  common stock as quoted  by  Bloomberg,  LP on  the  Over-the-Counter  Bulletin  Board  or  other principal  market on which the  Company's  common stock is traded for the 5 days immediately following the notice date (the "Purchase Price").  Cornell will also retain 5% of each  advance  under the SEDA.  Cornell's  obligation  to  purchase shares of the  Company's  common  stock  under the SEDA is  subject  to  certain conditions,  including the Company obtaining an effective registration statement for shares of common  stock sold under the SEDA and is limited to  $750,000  per weekly advance.  The amount and timing of all advances under the SEDA are at the discretion of the Company and the Company is not obligated to issue and sell any securities to Cornell, unless and until it decides to do so.

     Robert Gasparini, the President of NeoGenomics,  said, "We are delighted to have  entered  into this  agreement.  Cornell  Capital  has been a dominant  and driving  force in the  creation  of this  innovative  financing  mechanism.  The
Company's primary motivation in securing this equity line was to ensure that the
Company  was in a position  to move  quickly in the event that  acquisitions  or other strategic  opportunities were presented to the Company.  With three of the top ten genetics  laboratories being acquired in the last 12 months, it is clear to our Board that the industry will consolidate further, and we believe that our shareholders will realize significant  benefits if we are able to participate in this trend toward consolidation."

     Steven Jones, a Director of NeoGenomics and the Company's  acting Principal
Financial  Officer,  said,  "Under the terms of the SEDA, equity capital will be available  within  five days of each  advance  request,  which is a  significant advantage over raising equity capital through  traditional  private  placements, which can often take 4-6 months."

     Michael  Rosselli,  a Director with Cornell Capital,  stated,  "We are very excited to participate in the genetics and molecular  biology  testing  industry with  NeoGenomics.  We have great  respect for the  NeoGenomics  team and we are looking forward to assisting them in meeting their growth objectives."

About NeoGenomics, Inc.

     NeoGenomics,  Inc. is a clinical testing laboratory that offers genetic and molecular diagnostic testing services to the oncology and perinatology  markets.
NeoGenomics  is  headquartered  in Fort Myers,  FL and services the needs of the medical community throughout the United States. For additional information about
NeoGenomics, please visit our website at www.neogenomics.org.

Investor Relations Contact:
NeoGenomics, Inc.
Mr. Steven Jones
(239) 598-0964
sjones@neogenomics.org

or

Mr. Robert Gasparini
(239) 768-0600
bgasparini@neogenomics.org

             12701 Commonwealth Drive, Suite 9, Fort Myers, FL 33913

Certain statements included in this press release are forward-looking statements within the  meaning of the  Private  Securities  Litigation  Reform Act of 1995.
Actual results could differ materially from such statements expressed or implied herein.  Factors that might cause such a difference  include,  among others, the company's  ability to continue gaining new customers,  offer new types of tests, and  otherwise  implement  its business  plan.  As a result,  this press release should be read in conjunction with the company's periodic filings with the SEC.